Exhibit 16.1

Exhibit 16.1

January 19, 2017

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: Petrogess, Inc.

Commission File No. 333-184459

Ladies and Gentlemen:

We have read Item 4.01 of Petrogress, Inc.’s Form 8-K dated January 18, 2017 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ RBSM LLP